Exhibit 32.1

Certification of Chief Executive Officer and President
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report of CVR Refining, LP, a Delaware limited partnership (the "Partnership"), on Form 10-Q for the fiscal quarter ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John J. Lipinski, Chief Executive Officer and President of CVR Refining GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

By:	/s/ JOHN J. LIPINSKI
John J. Lipinski
Chief Executive Officer and President
CVR Refining GP, LLC
the general partner of CVR Refining, LP
(Principal Executive Officer)

Dated: July 28, 2017